UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2020

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

See the disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective January 10, 2020, in connection with entry into the new Credit Agreement described below in Item 2.03, Red Robin Gourmet Burgers, Inc.’s (the “Company’s”) existing credit agreement, dated June 30, 2016 (such agreement, as previously amended, the “Prior Credit Agreement”) was terminated. In connection with termination and new borrowings under the new Credit Agreement, the Company paid off all outstanding borrowings, accrued interest, and fees under the Prior Credit Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.02 above, which is incorporated herein by reference.

On January 10, 2020, the Company replaced its Prior Credit Agreement with a new Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company; Red Robin International, Inc., as the borrower; the domestic subsidiaries of the borrower from time to time parties thereto; the lender parties thereto; Wells Fargo Bank, N.A. as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., BBVA USA, and U.S. Bank National Association, as Documentation Agents; and Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. as Joint Lead Arrangers and Joint Bookrunners.  The five-year $300 million Credit Agreement provides for a $161.5 million revolving line of credit and a $138.5 million term loan. The borrower maintains the option to increase the credit facility in the future, subject to lenders’ participation, by up to an additional $100 million in the aggregate.

The new credit facility will mature on January 10, 2025.  No amortization is required with respect to the revolving credit facility. The term loans require quarterly principal payments at a rate of 7.0% of the original principal balance.

Red Robin International, Inc. is the borrower under the Credit Agreement, and certain of its subsidiaries and the Company are guarantors of borrower’s obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of the assets of the borrower and the guarantors, including the Company, and are available to: (i) refinance certain existing indebtedness of the borrower and its subsidiaries, (ii) finance restaurant construction costs, (iii) pay costs, fees, and expenses in connection with such new restaurant construction, (iv) pay any fees and expenses in connection with the Credit Agreement, and (v) provide for the working capital and general corporate requirements of the Company, the borrower, and its subsidiaries, including permitted acquisitions and the redemption of capital stock.

On January 10, 2020, Red Robin International, Inc., the Company, and the guarantors also entered into an Amended and Restated Security Agreement (the “Security Agreement”) granting to the Administrative Agent a first priority security interest in substantially all of the assets of the borrower and the guarantors to secure the obligations under the Credit Agreement and related treasury products.  This new Security Agreement replaces the existing security agreement, dated June 30, 2016, which was entered into in connection with the Prior Credit Agreement.

Red Robin International, Inc. as the borrower is obligated to pay customary fees to the agents and lenders under the Credit Agreement with respect to arranging and maintaining the credit facilities.

The summary descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement, respectively. A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and a copy of the Security Agreement entered into in connection with the Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated January 10, 2020.
10.2	Security Agreement, dated January 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2020

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Senior Vice President & Chief Legal Officer